SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


 Date of Report (Date earliest event reported) November 30, 1998


Commission   Registrant, State of Incorporation,     I.R.S. Employer
File Number  Address and Telephone Number            Identification No.

1-11299      ENTERGY CORPORATION                     72-1229752
             (a Delaware corporation)
             639 Loyola Avenue
             New Orleans, Louisiana 70113
             Telephone (504) 529-5262

333-33331    ENTERGY LONDON INVESTMENTS, PLC         N/A
             (a limited company under the laws of
             England and Wales)
             Templar House
             81-87 High Holborn
             London WC1V 6NU England
             Telephone 011-44-171-242-9050

Item 5.   Other Events

   Entergy Corporation ("Entergy") today announced that it has agreed to sell London Electricity, the regional electric

distribution company in London, England, to Electricite' de

France (EdF), France's national electrical utility, for $3.185 billion.

   Entergy expects to realize approximately $1.00 in earnings per share as a result of the gain on the sale, after fully

reserving for any potential future charges.  The gain will not be subject to any final sale price adjustments.  The net cash

proceeds from the transaction will be approximately $860 million after the liquidation of outstanding acquisition-related debt.

     Entergy announced in early August that it would sell London

Electricity following an intensive strategic review and

subsequent decision by Entergy's Board of Directors to refocus its business and strengthen its financial integrity.  As part of this strategy, Entergy also announced that it would dedicate its resources to growth opportunities relating to the company's core competencies: international power development; nuclear power operations; power marketing and trading and related power

generation.  Entergy is also reemphasizing efficiencies and

improving customer service in its four-state domestic electric utility business.

   The sale of London Electricity marks the third step in the divestiture program.  Efficient Solutions, Inc. was sold in

September, and a contract to sell CitiPower was signed on

November 23, 1998.

    Business segments that remain to be divested are Entergy

Security, the largest security monitoring company in the

Southeast with 200,000 customers, and portions of Entergy's

telecommunications interests.

       Entergy will remain focused on completing the final

divestitures, and then consider the deployment of proceeds after evaluating the company's overall financial position and strategic investment plan.  Entergy will continue to place financial

integrity as the number one priority.

    Entergy will remain active in Europe, focusing efforts on

growing the company's power development business, which includes two merchant power plants now under construction in the United

Kingdom.  Entergy is a U.S.-based global energy company

headquartered in New Orleans, with power production, distribution operations and related diversified services.  Entergy owns,

manages or invests in power plants generating nearly 30,000

megawatts of electricity domestically and internationally.

Entergy distributes energy to more than 2.5 million customers in the U.S.

               Entergy Corporation's on-line address is

                     http://www.entergy.com

        *   *    *    *    *    *    *    *    *    *    *

  The foregoing includes forward looking statements, estimates and projections.  Actual events and results may, for a variety of reasons, prove to be materially different from those indicated in these forward looking statements, estimates and projections.

Factors that could influence actual future outcomes include the effects of changes in law, regulatory decisions, the evolution of competition, changes in accounting, weather, the performance of generating units, fuel prices and availability, financial

markets, risks associated with businesses conducted in foreign countries, and changes in Entergy's business plans, among other factors.

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                              ENTERGY CORPORATION


                              By:    /s/ Nathan E. Langston
                                   Nathan E. Langston
                                   Vice President and Chief
                                   Accounting Officer


                              ENTERGY LONDON INVESTMENTS PLC


                              By:    /s/ Nathan E. Langston
                                   Nathan E. Langston
                                   Director and Treasurer

Date: December 1, 1998